PRESS RELEASE

FOR IMMEDIATE RELEASE                                                   Contact:
June 24, 2004                                                     Todd A. Gipple
                                                        Executive Vice President
                                                         Chief Financial Officer
                                                                   (309)743-7745


                               QCR Holdings, Inc.
                    Announces Expansion to Rockford, Illinois
                             Market with Creation of
                         Rockford Bank and Trust Company



QCR Holdings, Inc. (Nasdaq Small Cap: QCRH) today announced that it will establish a new financial institution in Rockford, Illinois. "We believe that the Rockford market provides a significant opportunity for our Company to create our third bank charter," noted Doug Hultquist, QCR Holdings, Inc. President and CEO. He added, "Rockford Bank and Trust Company will focus on providing the highest levels of customer service to commercial and retail clients in the Rockford market, and will share the Quad City Bank and Trust Company and Cedar Rapids Bank and Trust Company strategy of creating personalized banking relationships with a team of outstanding local bankers."

Mr. Thomas Budd (formerly of Bank One) will be the President and CEO of the new bank, while Mr. Shawn Way (formerly of Amcore Bank) will be Executive Vice President. The Bank expects to operate initially as a branch of Quad City Bank and Trust Company, while an application for a new bank charter is reviewed and approved by the regulators.

Tom Budd and Shawn Way are lifelong residents of Rockford, and have a combined 30 plus years of banking experience in the Rockford community. They will assemble a team of talented bankers and a strong local Board of Directors that will uniquely position Rockford Bank and Trust Company to serve the Rockford community.

"Shawn and I are extremely excited by the prospect of creating a bank focused on the Rockford community," noted Tom Budd. "We want to create a bank that will focus on this great community in which we were both born and raised. Our roots and those of our families are firmly embedded in Rockford and our belief in and support of the city and its citizens will not waiver," said Budd.

"Our mission is to provide our customers the expertise and attention they deserve, our shareholders the return on investment they demand, and the community an institution worthy of the name Rockford Bank & Trust," Way stated. "Our ongoing commitment to the community will include serving on the boards of a number of local organizations like Milestone, and involvement with several community initiatives such as the YMCA Strong Kid's Campaign," said Way. "Our staff will share this same passion for giving back to the community," added Budd.

Shawn Way noted, "An application for a new bank charter is being prepared and is expected to be filed in the very near future. QCR Holdings is planning to initially capitalize the bank at $10 million, through a combination of debt and new equity to be raised through a private placement of QCR Holdings stock in the Rockford market." He added, "We intend to continue the QCR Holdings strategy of building a team of the most talented bankers in the local market, forming a very strong local Board of Directors consisting of some of the best business people in the community, and supporting this group with holding company resources in non-client service areas. This model will allow our team to stay focused on creating and enhancing client and community relationships in Rockford."

QCR Holdings, Inc., headquartered in Moline, Illinois, is a multi-bank holding company, which serves the Quad City and Cedar Rapids communities via its wholly owned subsidiary banks. Quad City Bank and Trust Company, which is based in Bettendorf, Iowa and commenced operations in 1994, and Cedar Rapids Bank and Trust Company, which is based in Cedar Rapids, Iowa and commenced operations in 2001, provide full-service commercial and consumer banking and trust and asset management services. The Company also engages in credit card processing through its wholly owned subsidiary, Quad City Bancard, Inc., based in Moline, Illinois.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "predict," "suggest," "appear," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of September 11th; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business;
(iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.